Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ouster, Inc. of our report dated February 28, 2022 relating to the financial statements, which appears in Ouster, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

April 29, 2022